Exhibit 99.1

Tech Data Corporation Reports Fourth Quarter and Fiscal Year 2018 Results

CLEARWATER, Fla., March 8, 2018 /PRNewswire/ -- Tech Data (NASDAQ: TECD) (the "Company") today announced its financial results for the fourth quarter ended January 31, 2018.

	Fourth quarter ended January 31,			Fiscal year ended January 31,
($ in millions, except per share amounts)	2018	2017	Y/Y Change	2018	2017	Y/Y Change
Net Sales	$11,092.5	$7,427.5	49%	$36,775.0	$26,234.9	40%

Operating income (GAAP)	$151.9	$103.1	47%	$410.1	$291.9	40%
Operating margin (GAAP)	1.37%	1.39%	-2 bps	1.12%	1.11%	1 bps

Operating income (Non-GAAP)	$216.0	$122.1	77%	$602.7	$338.9	78%
Operating margin (Non-GAAP)	1.95%	1.64%	31 bps	1.64%	1.29%	35 bps

Net income (GAAP)	$1.3	$78.8	-98%	$116.6	$195.1	-40%
Net income (Non-GAAP)	$134.7	$87.0	55%	$348.3	$225.2	55%

EPS - diluted (GAAP)	$0.03	$2.22	-99%	$3.05	$5.51	-45%
EPS - diluted (Non-GAAP)	$3.50	$2.45	43%	$9.11	$6.36	43%

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release.

This information is also available on the Investor Relations section of Tech Data's website at www.techdata.com/investor.

Financial Highlights for the Fourth Quarter Ended January 31, 2018:

  Net sales were $11.1 billion, an increase of 49 percent compared to the prior-year quarter. The increase in net sales is primarily due to the addition of the Technology Solutions business acquired from Avnet, Inc. on February 27, 2017 ("Technology Solutions"). On a constant currency basis, net sales increased 40 percent.
    Americas: Net sales were $4.3 billion (39 percent of worldwide net sales), an increase of 59 percent compared to the prior-year quarter. The increase in net sales is primarily attributed to the addition of Technology Solutions. On a constant currency basis, net sales increased 58 percent.
    Europe: Net sales were $6.5 billion (58 percent of worldwide net sales), an increase of 37 percent compared to the prior-year quarter. The increase in net sales is primarily attributed to the addition of Technology Solutions. On a constant currency basis, net sales increased 24 percent.
    Asia Pacific: Net sales were $0.3 billion (3 percent of worldwide net sales). Asia Pacific net sales are attributed to the addition of Technology Solutions.
  Gross profit was $616.9 million, an increase of $245.8 million, or 66 percent compared to the prior-year quarter. As a percentage of net sales, gross profit was 5.56 percent compared to 5.00 percent in the prior-year quarter. The increase in gross profit and gross margin percentage is primarily due to the addition of Technology Solutions.
  Selling, general and administrative expenses ("SG&A") were $429.0 million, or 3.87 percent of net sales, compared to $253.9 million, or 3.42 percent of net sales in the prior-year quarter. Non-GAAP SG&A was $400.9 million, an increase of $152.0 million, or 61 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP SG&A was 3.61 percent, compared to 3.35 percent in the prior-year quarter. The increase in both dollars and percentage of net sales, on a GAAP and non-GAAP basis, is primarily due to the addition of Technology Solutions.
  Worldwide operating income was $151.9 million, or 1.37 percent of net sales compared to $103.1 million or 1.39 percent of net sales in the prior-year quarter. Non-GAAP operating income was $216.0 million, an increase of $93.8 million, or 77 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 1.95 percent, an improvement of 31 basis points over the prior-year quarter.
    Americas: Operating income was $53.9 million, or 1.26 percent of net sales, compared to $39.3 million, or 1.45 percent of net sales in the prior-year quarter. Non-GAAP operating income was $85.1 million, an increase of $37.7 million, or 80 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 1.98 percent, an improvement of 23 basis points over the prior-year quarter.
    Europe: Operating income was $100.4 million, or 1.55 percent of net sales, compared to $66.7 million, or 1.41 percent of net sales in the prior-year quarter. Non-GAAP operating income was $130.4 million, an increase of $52.7 million, or 68 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 2.02 percent, an improvement of 37 basis points over the prior-year quarter.
    Asia Pacific: Operating income was $5.7 million, or 1.69 percent of net sales. Non-GAAP operating income was $7.5 million, or 2.21 percent of net sales.
    Stock-based compensation expense was $8.2 million, an increase of $5.2 million, compared to the prior-year quarter. This includes $1.2 million of acquisition and integration-related stock compensation expense. These expenses are excluded from the regional operating results and presented as a separate line item in the company's segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).
  Net income was $1.3 million, compared to $78.8 million in the prior-year quarter. Net income for the current quarter includes $95.4 million of income tax expenses incurred as a result of the transition tax and impact on deferred taxes from the U.S. Tax Cuts and Jobs Act enacted in December 2017. Non-GAAP net income was $134.7 million, an increase of $47.7 million, or 55 percent, compared to the prior-year quarter.
  Earnings per share on a diluted basis ("EPS") were $0.03, compared to $2.22 in the prior year quarter. Non-GAAP EPS was $3.50, an increase of $1.05, or 43 percent compared to the prior-year quarter.
  Net cash generated by operations during the quarter was $657 million.

Financial Highlights for the Fiscal Year Ended January 31, 2018:

  Net sales were $36.8 billion, an increase of 40 percent compared to the prior year. The increase in net sales is primarily due to the addition of Technology Solutions. On a constant currency basis, net sales increased 38 percent.
    Americas: Net sales were $16.0 billion (43 percent of worldwide net sales), an increase of 54 percent compared to the prior year. The increase in net sales is primarily due to the addition of Technology Solutions. On a constant currency basis, net sales increased 53 percent.
    Europe: Net sales were $19.7 billion (54 percent of worldwide net sales), an increase of 24 percent compared to the prior year. The increase in net sales is primarily due to the addition of Technology Solutions. On a constant currency basis, net sales increased 21 percent.
    Asia Pacific: Net sales were $1.1 billion (3 percent of worldwide net sales). Asia Pacific net sales are attributed to the addition of Technology Solutions.
  Gross profit was $2.1 billion, an increase of $813.7 million, or 62 percent compared to the prior year. As a percentage of net sales, gross profit was 5.75 percent compared to 4.96 percent in the prior year. The increase in gross profit and gross margin percentage is primarily due to the addition of Technology Solutions.
  Selling, general and administrative expenses ("SG&A") were $1.6 billion, or 4.38 percent of net sales, compared to $984.2 million, or 3.75 percent of net sales in the prior year. Non-GAAP SG&A was $1.5 billion, an increase of $549.9 million, or 57 percent, compared to the prior year. As a percentage of net sales, non-GAAP SG&A was 4.11 percent, compared to 3.67 percent in the prior year. The increase in both dollars and percentage of net sales, on a GAAP and non-GAAP basis, is primarily due to the addition of Technology Solutions.
  Worldwide operating income was $410.1 million, or 1.12 percent of net sales compared to $291.9 million or 1.11 percent of net sales in the prior year. Non-GAAP operating income was $602.7 million, an increase of $263.8 million, or 78 percent, compared to the prior year. As a percentage of net sales, non-GAAP operating income was 1.64 percent, an improvement of 35 basis points over the prior year.
    Americas: Operating income was $248.4 million, or 1.56 percent of net sales, compared to $144.2 million, or 1.39 percent of net sales in the prior year. Non-GAAP operating income was $333.7 million, an increase of $173.7 million, or 109 percent, compared to the prior year. As a percentage of net sales, non-GAAP operating income was 2.09 percent, an improvement of 55 basis points over the prior year.
    Europe: Operating income was $173.6 million, or 0.88 percent of net sales, compared to $161.6 million, or 1.02 percent of net sales in the prior year. Non-GAAP operating income was $271.3 million, an increase of $78.4 million, or 41 percent, compared to the prior year. As a percentage of net sales, non-GAAP operating income was 1.38 percent compared to 1.22 percent in the prior year.
    Asia Pacific: Operating income was $17.5 million, or 1.57 percent of net sales. Non-GAAP operating income was $23.3 million, or 2.09 percent of net sales.
    Stock-based compensation expense was $29.4 million, an increase of $15.4 million, compared to the prior year. This includes $3.8 million of acquisition and integration-related stock compensation expense. These expenses are excluded from the regional operating results and presented as a separate line item in the company's segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).
  Net income was $116.6 million, compared to $195.1 million in the prior year. Net income for the current fiscal year includes $95.4 million of income tax expenses incurred as a result of the transition tax and impact on deferred taxes from the U.S. Tax Cuts and Jobs Act. Non-GAAP net income was $348.3 million, an increase of $123.0 million, or 55 percent, compared to the prior year.
  Earnings per share on a diluted basis ("EPS") were $3.05, compared to $5.51 in the prior year. Non-GAAP EPS was $9.11, an increase of $2.75, or 43 percent compared to the prior year.
  Net cash generated by operations during the fiscal year was $1.1 billion.
  Return on invested capital for the trailing twelve months was 5 percent, compared to 13 percent in the prior year. Adjusted return on invested capital for the trailing twelve months was 12 percent, compared to 14 percent in the prior year.

"Our strong fourth-quarter performance completes a historic and transformational year for Tech Data," said Robert M. Dutkowsky, chairman and chief executive officer. "During fiscal 2018, we closed the acquisition of Avnet's Technology Solutions business and introduced the new Tech Data – a global company that is redefining technology distribution with a unique end-to-end product and services portfolio and highly specialized skills. Fiscal 2018 was also a year of significant strategic and financial progress, posting the highest sales, non-GAAP earnings and cash flow from operations in our history and revealing the enhanced earnings power and strong cash flow profile of the new Tech Data. This strong financial performance enabled us to pay down $850 million of debt and attain our post-acquisition target leverage ratio well ahead of our 18 to 24-month plan. Our employees, customers and vendor partners are excited about the value the new Tech Data brings to the market today, as well as the future promise of our company."

Business Outlook

Please note, the Business Outlook for worldwide net sales provided below is based on the new revenue recognition standard ("ASC 606") that the Company adopted as of February 1, 2018.

  For the quarter ending April 30, 2018, the Company anticipates worldwide net sales to be in the range of $8.0 billion to $8.3 billion.
  For the quarter ending April 30, 2018, the Company anticipates EPS to be in the range of $0.37 to $0.67 and non-GAAP EPS to be in the range of $1.30 to $1.60.
  This guidance assumes an average U.S. dollar to euro exchange rate of $1.22 to €1.00.
  This guidance assumes weighted average diluted shares outstanding of 38.6 million.
  For the quarter ending April 30, 2018, the Company anticipates its effective tax rate will be in the range of 27 percent to 29 percent. For the fiscal year ending January 31, 2019, the Company expects its effective tax rate will be in the range of 26 percent to 28 percent, primarily related to the decrease in the U.S. federal income tax rate as a result of the U.S. Tax Cuts and Jobs Act.

Webcast Details

Tech Data will hold a conference call today at 9:00 a.m. (ET) to discuss its financial results for the fourth quarter and fiscal year ended January 31, 2018. A webcast of the call, including supplemental schedules, will be available to all interested parties and can be obtained at www.techdata.com/investor. The webcast will be available for replay for three months.

Non-GAAP Financial Information

The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company's operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles ("GAAP"). Certain non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company include sales, income or expense items as adjusted for the impact of changes in foreign currencies (referred to as "constant currency"), non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share and Adjusted Return on Invested Capital. Certain non-GAAP measures also exclude acquisition-related intangible assets amortization expense, benefits associated with legal settlements, acquisition, integration and restructuring expenses, value-added tax assessments and related interest expense, tax indemnifications, acquisition-related financing expenses, changes in deferred tax valuation allowances and the impact of US tax reform. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. This information can also be obtained from the Company's Investor Relations website at www.techdata.com/investor.

Forward-Looking Statements

Certain statements in this communication may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding Tech Data's plans, objectives, expectations and intentions, which may relate to the Technology Solutions business, Tech Data's financial results and estimates and/or business prospects, involve a number of risks and uncertainties and actual results could differ materially from those projected. These forward looking statements are based on current expectations, estimates, forecasts, and projections about the operating environment, economies and markets in which Tech Data operates and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward looking statements. In addition, any statements that refer to projections of Tech Data's future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward looking statements. These forward looking statements are only predictions and are subject to risks, uncertainties, and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward looking statements.

For additional information with respect to risks and other factors which could occur, see Tech Data's Annual Report on Form 10-K for the year ended January 31, 2017, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the Securities and Exchange Commission (the "SEC") that are available at the SEC's website at www.sec.gov and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Many of these factors are beyond Tech Data's control. Unless otherwise required by applicable securities laws, Tech Data disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Tech Data undertakes no duty to update any forward looking statements contained herein to reflect actual results or changes in Tech Data's expectations.

About Tech Data

Tech Data connects the world with the power of technology. Our end-to-end portfolio of products, services and solutions, highly specialized skills, and expertise in next-generation technologies enable channel partners to bring to market the products and solutions the world needs to connect, grow and advance. Tech Data is ranked No. 107 on the Fortune 500® and has been named one of Fortune's "World's Most Admired Companies" for nine straight years. To find out more, visit www.techdata.com or follow us on Twitter, LinkedIn, and Facebook.

Contacts:

Charles V. Dannewitz, Executive Vice President,Chief Financial Officer
727-532-8028 (chuck.dannewitz@techdata.com)

Arleen Quiñones, Corporate Vice President, Investor Relations and Corporate Communications
727-532-8866 (arleen.quinones@techdata.com)

TECH DATA CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts) (Unaudited)

	Three months ended		Year ended
	January 31,		January 31,
	2018	2017	2018	2017

Net sales	$11,092,529	$7,427,510	$36,775,011	$26,234,876
Cost of products sold	10,475,668	7,056,483	34,659,390	24,932,949
Gross profit	616,861	371,027	2,115,621	1,301,927
Operating expenses:
Selling, general and administrative expenses	428,965	253,941	1,608,961	984,152
Acquisition, integration and restructuring expenses	34,341	13,969	136,272	28,966
LCD settlements and other, net	-	-	(41,343)	(4,142)
Value added tax assessments	1,652	-	1,652	1,049
	464,958	267,910	1,705,542	1,010,025
Operating income	151,903	103,117	410,079	291,902
Interest expense	27,002	15,446	112,207	36,810
Other (income) expense, net	162	(1,152)	(1,212)	(1,669)
Income before income taxes	124,739	88,823	299,084	256,761
Provision for income taxes	123,479	10,001	182,443	61,666
Net income	$ 1,260	$ 78,822	$ 116,641	$ 195,095

Earnings per share:
Basic	$ 0.03	$ 2.24	$ 3.07	$ 5.54
Diluted	$ 0.03	$ 2.22	$ 3.05	$ 5.51
Weighted average common shares outstanding:
Basic	38,194	35,224	37,957	35,194
Diluted	38,529	35,512	38,216	35,428

TECH DATA CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (In thousands, except par value and share amounts)

	January 31,	January 31,
	2018	2017
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$ 955,628	$ 2,125,591
Accounts receivable, net	5,783,666	3,047,927
Inventories	3,065,218	2,118,902
Prepaid expenses and other assets	288,178	119,906
Total current assets	10,092,690	7,412,326
Property and equipment, net	279,091	74,239
Goodwill	969,168	199,021
Intangible assets, net	1,086,772	130,676
Other assets, net	224,915	115,604
Total assets	$ 12,652,636	$ 7,931,866

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 6,947,282	$ 3,844,532
Accrued expenses and other liabilities	917,174	493,199
Revolving credit loans and current maturities of long-term debt, net	132,661	373,123
Total current liabilities	7,997,117	4,710,854
Long-term debt, less current maturities	1,505,248	989,924
Other long-term liabilities	228,779	61,200
Total liabilities	$ 9,731,144	$ 5,761,978
Shareholders' equity:
Common stock, par value $0.0015; 200,000,000 shares authorized; 59,245,585 shares issued at Januray 31, 2018 and January 31, 2017	$ 89	$ 89
Additional paid-in capital	827,301	686,042
Treasury stock, at cost (21,083,972 and 24,018,983 shares at January 31, 2018 and January 31, 2017)	(940,124)	(1,070,994)
Retained earnings	2,745,934	2,629,293
Accumulated other comprehensive income (loss)	288,292	(74,542)
Total shareholders' equity	2,921,492	2,169,888
Total liabilities and shareholders' equity	$ 12,652,636	$ 7,931,866

TECH DATA CORPORATION AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION (In thousands)

	Three months ended January 31, 2018
	Americas(1)	Europe(1)	APAC(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 4,291,488	$ 6,463,007	$ 338,034		$ 11,092,529
GAAP operating income(1)	$ 53,924	$ 100,439	$ 5,704	$ (8,164)	$ 151,903
Acquisition, integration and restructuring expenses	16,990	15,807	322	1,222	34,341
Acquisition-related intangible assets amortization expense	13,664	6,434	1,431		21,529
Value added tax assessments	494	1,158			1,652
Tax indemnifications		6,526			6,526
Total non-GAAP operating income adjustments	$ 31,148	$ 29,925	$ 1,753	$ 1,222	$ 64,048
Non-GAAP operating income	$ 85,072	$ 130,364	$ 7,457	$ (6,942)	$ 215,951
GAAP operating margin	1.26%	1.55%	1.69%		1.37%
Non-GAAP operating margin	1.98%	2.02%	2.21%		1.95%
(1) GAAP operating income does not include stock compensation expense at the regional level.

	Three months ended January 31, 2017
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 2,707,286	$ 4,720,224		$ 7,427,510
GAAP operating income(1)	$ 39,316	$ 66,728	$ (2,927)	$ 103,117
Acquisition, integration and restructuring expenses	7,496	6,473		13,969
Acquisition-related intangible assets amortization expense	580	4,483		5,063
Total non-GAAP operating income adjustments	$ 8,076	$ 10,956		$ 19,032
Non-GAAP operating income	$ 47,392	$ 77,684	$ (2,927)	$ 122,149
GAAP operating margin	1.45%	1.41%		1.39%
Non-GAAP operating margin	1.75%	1.65%		1.64%
(1) GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION (In thousands)

	Year ended January 31, 2018
	Americas(1)	Europe(1)	APAC(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 15,949,959	$ 19,713,942	$ 1,111,110		$ 36,775,011
GAAP operating income(1)	$ 248,350	$ 173,611	$ 17,499	$ (29,381)	$ 410,079
Acquisition, integration and restructuring expenses	75,563	56,192	753	3,764	136,272
Acquisition-related intangible assets amortization expense	51,994	32,509	5,015		89,518
LCD settlements and other, net	(42,659)	1,316	-		(41,343)
Value added tax assessments	494	1,158	-		1,652
Tax indemnifications		6,526	-		6,526
Total non-GAAP operating income adjustments	$ 85,392	$ 97,701	$ 5,768	$ 3,764	$ 192,625
Non-GAAP operating income	$ 333,742	$ 271,312	$ 23,267	$ (25,617)	$ 602,704
GAAP operating margin	1.56%	0.88%	1.57%		1.12%
Non-GAAP operating margin	2.09%	1.38%	2.09%		1.64%
(1) GAAP operating income does not include stock compensation expense at the regional level.

	Year ended January 31, 2017
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 10,384,523	$ 15,850,353		$ 26,234,876
GAAP operating income(1)	$ 144,246	$ 161,603	$ (13,947)	$ 291,902
Acquisition, integration and restructuring expenses	17,998	10,968		28,966
Acquisition-related intangible assets amortization expense	2,320	18,839		21,159
LCD settlements and other, net	(4,142)	-		(4,142)
Value added tax assessments	(407)	1,456		1,049
Total non-GAAP operating income adjustments	$ 15,769	$ 31,263	$ -	$ 47,032
Non-GAAP operating income	$ 160,015	$ 192,866	$ (13,947)	$ 338,934
GAAP operating margin	1.39%	1.02%		1.11%
Non-GAAP operating margin	1.54%	1.22%		1.29%
(1) GAAP operating income does not include stock compensation expense at the regional level.

Selling, general and administrative expenses ("SG&A")	Three months ended January 31,
	2018	2017
Net Sales	$ 11,092,529	$ 7,427,510
GAAP SG&A	428,965	253,941
Tax indemnifications	(6,526)	-
Acquisition-related intangible assets amortization expense	(21,529)	(5,063)
Non-GAAP SG&A	$ 400,910	$ 248,878

GAAP SG&A percentage of net sales	3.87%	3.42%
Non- GAAP SG&A percentage of net sales	3.61%	3.35%

	Year ended January 31,
	2018	2017
Net Sales	$ 36,775,011	$ 26,234,876
GAAP SG&A	1,608,961	984,152
Tax indemnifications	(6,526)	-
Acquisition-related intangible assets amortization expense	(89,518)	(21,159)
Non-GAAP SG&A	$ 1,512,917	$ 962,993

GAAP SG&A percentage of net sales	4.38%	3.75%
Non- GAAP SG&A percentage of net sales	4.11%	3.67%

	Three months ended January 31,
	2018		2017
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP Results	$1,260	$0.03	$78,822	$2.22
Acquisition, integration and restructuring expenses	34,341	0.89	13,969	0.39
Acquisition-related intangible assets amortization expense	21,529	0.56	5,063	0.14
Acquisition-related financing expenses	-	-	8,476	0.24
Value added tax assessments and related interest expense	2,568	0.07	-	-
Tax indemnifications	6,526	0.17	-	-
Income tax effect of tax indemnifications	(6,526)	(0.17)	-	-
Income tax effect of other adjustments above	(21,565)	(0.56)	(6,864)	(0.19)
Change in deferred tax valuation allowances	1,224	0.03	(12,455)	(0.35)
Impact of US tax reform	95,369	2.48	-	-
Non-GAAP results	$134,726	$3.50	$87,011	$2.45

	Year ended January 31,
	2018		2017
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP Results	$116,641	$3.05	$195,095	$5.51
Acquisition, integration and restructuring expenses	136,272	3.57	28,966	0.82
Acquisition-related intangible assets amortization expense	89,518	2.34	21,159	0.60
LCD settlements and other, net	(41,020)	(1.07)	(4,142)	(0.12)
Value added tax assessments and related interest expense	2,568	0.06	1,386	0.04
Acquisition-related financing expenses	8,807	0.23	11,890	0.33
Tax indemnifications	6,526	0.17	-	-
Income tax effect of tax indemnifications	(6,526)	(0.17)	-	-
Income tax effect of other adjustments above	(61,113)	(1.60)	(16,652)	(0.47)
Change in deferred tax valuation allowances	1,224	0.03	(12,455)	(0.35)
Impact of US tax reform	95,369	2.50	-	-
Non-GAAP results	$348,266	$9.11	$225,247	$6.36

Return on Invested Capital (ROIC)

	Twelve months ended January 31,
TTM Net Operating Profit After Tax (NOPAT)*:	2018	2017
Operating income	$ 410,079	$ 291,902
Income taxes on operating income(1)	(250,151)	(70,106)
NOPAT	$ 159,928	$ 221,796

Average Invested Capital:
Short-term debt (5-qtr average)	$ 314,154	$ 157,496
Long-term debt (5-qtr average)	1,580,778	407,275
Shareholders' Equity (5-qtr average)	2,605,736	2,102,222
Total average capital	4,500,668	2,666,993
Less: Cash (5-qtr average)	(1,107,734)	(974,221)
Average invested capital less average cash	$ 3,392,934	$ 1,692,772
ROIC	5%	13%

* Trailing Twelve Months is abbreviated as TTM.
(1) Income taxes on operating income was calculated using the trailing 12 months effective tax rate during the respective periods.

Adjusted Return on Invested Capital (ROIC)

	Twelve months ended January 31,
TTM Net Operating Profit After Tax (NOPAT), as adjusted *:	2018	2017
Non-GAAP operating income(1)	$ 602,704	$ 338,934
Income taxes on non-GAAP operating income(2)	(184,370)	(97,354)
NOPAT, as adjusted	$ 418,334	$ 241,580

Average Invested Capital, as adjusted:
Short-term debt (5-qtr average)	$ 314,154	$ 157,496
Long-term debt (5-qtr average)	1,580,778	407,275
Shareholders' Equity (5-qtr average)	2,605,736	2,102,222
Tax effected impact of non-GAAP adjustments(3)	94,193	1,157
Total average capital, as adjusted	4,594,861	2,668,150
Less: Cash (5-qtr average)	(1,107,734)	(974,221)
Average invested capital less average cash	$ 3,487,127	$ 1,693,929
Adjusted ROIC	12%	14%

* Trailing Twelve Months is abbreviated as TTM.

(1) Represents operating income as adjusted to exclude acquisition, integration and restructuring expenses, LCD settlements and other, net, value added tax assessments and acquisition-related intangible assets amortization expense

(2) Income taxes on non-GAAP operating income was calculated using the trailing 12 months effective tax rate adjusted for the impact of non-GAAP adjustments during the respective periods.
(3) Represents the 5 quarter average of the year-to-date impact of non-GAAP adjustments.

Guidance Reconciliation

	Three months ending April 30, 2018
	Low end of guidance range	High end of guidance range
Earnings per share - diluted	$0.37	$0.67
Acquisition, integration and restructuring expenses	0.62	0.62
Acquisition-related intangible assets amortization expense	0.61	0.61
Income tax effect of the above adjustments	(0.30)	(0.30)
Non-GAAP earnings per share - diluted	$1.30	$1.60